As filed with the Securities and Exchange Commission on September 17, 2013

Registration Statement File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIVE PRIME THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-0038620
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Two Corporate Drive

South San Francisco, California 94080

(415) 365-5600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lewis T. Williams

President and Chief Executive Officer

Five Prime Therapeutics, Inc.

Two Corporate Drive

South San Francisco, California 94080

(415) 365-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura A. Berezin Jon Layman Hogan Lovells US LLP 525 University Avenue Palo Alto, California 94301 (650) 463-4000	Francis W. Sarena Senior Vice President, General Counsel & Secretary Five Prime Therapeutics, Inc. Two Corporate Drive South San Francisco, California 94080 (415) 365-5600	David G. Peinsipp Charles S. Kim Andrew S. Williamson Cooley LLP 101 California Street San Francisco California 94111 (415) 693-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-190194

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $0.001 par value per share	920,000	$13.00	$11,960,000	$1,632

(1)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $59,800,000 on a Registration Statement on Form S-1 (File No. 333-190194), which was declared effective by the Securities and Exchange Commission on September 17, 2013. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $13.00 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with

Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (this “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering 920,000 shares of common stock, par value $0.001 per share, of Five Prime Therapeutics, Inc. This 462(b) Registration Statement relates to the initial public offering of shares of common stock contemplated by the Registration Statement on Form S-1 (File No. 333-190194), which was initially filed on July 26, 2013, and which, as amended, was declared effective by the Securities and Exchange Commission on September 17, 2013. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-190194), including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

(b)	Financial Statements Schedules:

No financial statement schedules are provided, because the information called for is not required or is shown either in the financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 17th day of September, 2013.

FIVE PRIME THERAPEUTICS, INC.

By:	/s/ Lewis T. Williams
Lewis T. Williams, M.D., Ph.D. Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lewis T. Williams Lewis T. Williams, M.D., Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	September 17, 2013

/s/ Marc L. Belsky Marc L. Belsky	Vice President, Finance (Principal Financial and Accounting Officer)	September 17, 2013

* Brian G. Atwood	Chairman of the Board	September 17, 2013

* Franklin M. Berger	Director	September 17, 2013

* Fred E. Cohen, M.D., D.Phil.	Director	September 17, 2013

* R. Lee Douglas	Director	September 17, 2013

* Peder K. Jensen, M.D.	Director	September 17, 2013

* Mark D. McDade	Director	September 17, 2013

*	Pursuant to a Power of Attorney

By:	/s/ Francis W. Sarena
Francis W. Sarena Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-190194) filed by the Registrant with the Commission on July 26, 2013, and incorporated herein by reference.